Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-4 of Canopius Holdings Bermuda Limited of our report dated August 30, 2012 relating to the financial statements and financial statement schedules of Canopius Holdings Bermuda Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Chartered Accountants

Hamilton, Bermuda

October 10, 2012